UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200

Sunrise, Florida 33323

(Address of Principal Executive Offices)

954-846-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

This Form 8-K updates the financial results originally reported by the Company in a press release issued on June 9, 2005 for the fourth quarter and fiscal year ended March 26, 2005.

The updated results are a result of an increase in operating expenses of approximately $94,000 and a reduction in cumulative dividends of approximately $17,000, which aggregate to a reduction of net income attributable to common stockholders of approximately $77,000. The loss per share and earnings per share for the fourth fiscal quarter and fiscal year ended March 26, 2005, respectively, remain unchanged from the amounts previously reported. Certain items in the consolidated balance sheet as of March 26, 2005 have been adjusted to reflect the increase in operating expenses. A copy of the updated financial results is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Current Report is being furnished pursuant to Item 2.02 Results of Operations and Financial Condition. In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

As described in Item 2.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Updated financial results of the Company for the fourth fiscal quarter and fiscal year ended March 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.

By:	/s/ Larry Litowitz
Name:	Larry Litowitz
Title:	Interim Chief Financial Officer

Dated: June 23, 2005

Exhibit Index

Exhibit No.	Description
99.1	Updated financial results of the Company for the fourth fiscal quarter and fiscal year ended March 26, 2005.